UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2025

Innovative MedTech, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-24189	33-1130446
(Commission File Number)	(IRS Employer Identification No.)

2310 York St, Suite 200 Blue Island, IL	60406
(Address of Principal Executive Offices)	(Zip Code)

(708) 925-9424
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of June 6, 2025, Innovative MedTech, Inc. (the “Company”) entered into two securities purchase agreements (collectively the “SPAs”) with 1800 Diagonal Lending LLC, a Virginia limited liability company (“1800 Diagonal”), pursuant to which the Company sold, and 1800 Diagonal purchased, (i) a convertible promissory note in the principal amount of $66,700 (the “First Note”) for a purchase price of $58,000 (the “First Transaction”), and (ii) a convertible promissory note in the principal amount of $28,750 (the “First Note”) for a purchase price of $25,000 (the “Second Transaction” and together with the First Transaction collectively the “Transactions”).

The Transactions were funded by 1800 Diagonal and closed on June 6, 2025, and on or about May 6, 2025, pursuant to the SPAs, $8,000 was retained by 1800 Diagonal from the purchase price as a legal and due diligence fee, the Company received net funding of $75,000, and the First Note and Second Note were issued to 1800 Diagonal.

The SPAs include customary representations, warranties and covenants by the Company and customary closing conditions. The SPAs require that the proceeds from the Transactions be used for general working capital purposes. The First Note matures on March 30, 2026, accrues a one-time interest charge of 12% on the principal amount at issuance, shall be paid in 10 monthly payments in the amount of $7,470.40 beginning on June 30, 2025, and continuing on the 30th of each month thereafter, and is convertible following default into shares of the Company’s common stock at the election of the holder at a conversion price equal to the greater of $0.01 or 71% of the lowest closing bid price during the 10 trading days prior to the conversion date; provided, however, that the holder may not convert the First Note to the extent that such conversion would result in the holder’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s issued and outstanding common stock. The Second Note matures on March 30, 2026, accrues a one-time interest charge of 14% on the principal amount at issuance, shall be paid in monthly installments in the amount of $16,387.50 on November 30, 2025, and $4,096.88 per month on the 30th of each month thereafter, and is convertible following default into shares of the Company’s common stock at the election of the holder at a conversion price equal to the greater of $0.01 or 71% of the lowest closing bid price during the 10 trading days prior to the conversion date; provided, however, that the holder may not convert the Second Note to the extent that such conversion would result in the holder’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s issued and outstanding common stock. Additionally, the holder of each note is entitled to deduct $1,500 from the conversion amount in each note conversion to cover the holder’s fees associated with the conversion.

The foregoing descriptions of the SPAs, First Note, and Second Note do not purport to be complete and are qualified in their entirety by reference to the full text of those agreements, copies of which are filed as Exhibits 10.1-10.4 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 3.02. The Note was sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the issuance did not involve a public offering.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated June 4, 2025, entered into between the Company and 1800 Diagonal Lending LLC *

10.2	Promissory Note, dated June 4, 2025, issued by the Company to 1800 Diagonal Lending LLC *

10.3	Securities Purchase Agreement, dated June 4, 2025, entered into between the Company and 1800 Diagonal Lending LLC *

10.4	Promissory Note, dated June 4, 2025, issued by the Company to 1800 Diagonal Lending LLC *

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

* Filed herewith.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Innovative MedTech, Inc.

Date: June 9, 2025	By:	/s/ Michael Jordan Friedman
Michael Jordan Friedman
President, Chief Executive Officer and Member of the Board of Directors

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